CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in each of the combined Statements of Additional Information in Post-Effective Amendment Number 26 to the Registration Statement (Form N-1A, No. 333-102943) of Munder Series Trust, and to the incorporation by reference of our reports dated August 17, 2007 on Institutional Money Market Fund, Liquidity Money Market Fund, Munder Asset Allocation Fund – Balanced, Munder Bond Fund, Munder Cash Investment Fund, Munder Energy Fund, Munder Index 500 Fund, Munder Intermediate Bond Fund, Munder International Bond Fund, Munder International Equity Fund, Munder Internet Fund, Munder Large-Cap Growth Fund, Munder Large-Cap Value Fund, Munder Micro-Cap Equity Fund, Munder Mid-Cap Core Growth Fund, Munder Real Estate Equity Investment Fund, Munder S&P MidCap Index Equity Fund, Munder S&P SmallCap Index Equity Fund, Munder Small-Cap Value Fund, Munder Small-Mid Cap Fund, Munder Tax-Free Money Market Fund, Munder Tax-Free Short & Intermediate Bond Fund, and Munder Technology Fund (the portfolios constituting Munder Series Trust) included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2007,

/s/ Ernst & Young LLP

Boston, Massachusetts

October 24, 2007